BARRON CHASE SECURITIES, INC.


                                              By:_______________________________
                                                 Robert Kirk, President


                          AMERICAN QUANTUM CYCLES, INC.



                               WARRANT CERTIFICATE



THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS
CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                   5:30 P.M, EASTERN TIME ON ___________, 2004


NO. W-                                                   ______   Common Stock
                                                                  Underwriter
                                                                  Warrants

         This Warrant Certificate certifies that ____________________________, or registered assigns, is the registered holder of __________________ Common Stock Underwriter Warrants of AMERICAN QUANTUM CYCLES, INC. (the "Company"). Each Common Stock Underwriter Warrant permits the Holder hereof to purchase initially, at any time from __________, 1999 ("Purchase Date") until 5:30 p.m. Eastern Time on __________, 2004 ("Expiration Date"), one (1) share of the Company's Common Stock at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $____ per share (___% of the public offering price).

         Any exercise of Common Stock Underwriter Warrants shall be effected by surrender of this Warrant Certificate and payment of

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


the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Underwriter's Warrant Agreement dated as of __________, 1999, between the Company and Barron Chase Securities, Inc. (the "Underwriter's Warrant Agreement"). Payment of the Exercise Price shall be made by certified check or official bank check in New York Clearing House funds payable to the order of the Company in the event there is no cashless exercise pursuant to Section 3.1(ii) of the Underwriter's Warrant Agreement. The Common Stock Underwriter Warrants are also referred to as "Warrants".

         No Warrant may be exercised after 5:30 p.m., Eastern Time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Underwriter's Warrant Agreement, which Underwriter's Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation or rights, obligations, duties and immunities thereunder of the Company and the holdersders or registered holder) of the Warrants.

         The Underwriter's Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Underwriter's Warrant Agreement.

         Upon due presentment for registration or transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Underwriter's Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any

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

distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate which are defined in the Underwriter's Warrant Agreement shall have the meanings assigned to them
         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.


Dated as of __________, 1999

                                         AMERICAN QUANTUM CYCLES, INC.



                                         BY:_________________________________
                                         Richard K. Hagen
                                         Chairman and Chief Executive Officer


Attest:


_____________________________
Jim Cheal, Secretary


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


                                   EXHIBIT "A"

                      FORM OF SUBSCRIPTION (CASH EXERCISE)
                      ------------------------------------

                  (To be signed only upon exercise of Warrant)


TO:      Richard K. Hagen
         Chairman and Chief Executive Officer
         American Quantum Cycles, Inc.
         731 Washburn Road
         Melbourne, Florida 32934


         The undersigned, the Holder of Warrant Certificate number __ (the "Warrant"), representing _________ Common Stock Underwriter Warrants of AMERICAN QUANTUM CYCLES, INC. (the "Company"), which Warrant Certificate is being delivered herewith, hereby irrevocably elects to exercise the purchase right provided by the Warrant Certificate for, and to purchase thereunder, _________ Shares of the Company, and herewith makes payment of $_________ therefor, and requests that the certificates for such securities be issued in the name of, and delivered to, _______________________ , whose address___________________________
is______________________________________________________________________________
_______________ , all in accordance with the Underwriter's Warrant Agreement and the Warrant Certificate.


Dated:___________________




                                                ________________________________
                                                (Signature must conform in all
                                                respects to name of Holder as
                                                specified on the face of the
                                                Warrant Certificate)



                                                ________________________________

                                                ________________________________
                                                (Address)

                                   EXHIBIT "B"

                    FORM OF SUBSCRIPTION (CASHLESS EXERCISE)
                    ----------------------------------------


TO:      Richard K. Hagen
         Chairman and Chief Executive Officer
         American Quantum Cycles, Inc.
         731 Washburn Road
         Melbourne, Florida 32934


         The undersigned, the Holder of Warrant Certificate number __ (the "Warrant"), representing __________ Common Stock Underwriter Warrants of AMERICAN QUANTUM CYCLES, INC. (the "Company"), which Warrant is being delivered herewith, hereby irrevocably elects the cashless exercise of the purchase right provided by the Underwriter's Warrant Agreement and the Warrant Certificate for, and to purchase thereunder, Shares of the Company in accordance with the formula provided at Section three (3) of the Underwriter's Warrant Agreement. The undersigned requests that the certificates for such Shares be issued in the name of, and delivered to,___________________________________________________________
______________________, whose address is,_______________________________________
_______________________________________________________________________________,
all in accordance with the Warrant Certificate.


Dated:_______________________




                                                  ______________________________
                                                  (Signature must conform in all
                                                  respects to name of Holder as
                                                  specified on the face of the
                                                  Warrant Certificate)



                                                  ______________________________

                                                  ______________________________
                                                              (Address)



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


                              (FORM OF ASSIGNMENT)



                  (To be exercised by the registered holder if
            such holder desires to transfer the Warrant Certificate.)




FOR VALUE RECEIVED______________________________________________________________
hereby sells, assigns and transfers unto

                     (Print name and address of transferee)

         this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint_____________________ ______________________________________________________________________ Attorney,
to transfer the within Warrant Certificate on the books of the within-named Company, and full power of substitution.


Dated:                                           Signature:

_________________________                       ________________________________
                                                (Signature must conform in all
                                                respects to name of holder as
                                                specified on the fact of the
                                                Warrant Certificate)


                                                ________________________________
                                                (Insert Social Security or
                                                Other Identifying Number of
                                                Assignee)


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